Exhibit 10.1

Certain confidential information contained in this document, marked by brackets, has been omitted because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

FOURTEENTH AMENDMENT TO LEASE

THIS FOURTEENTH AMENDMENT TO LEASE (this “Fourteenth Amendment”) is made and entered into as of the ________ day of December 2021, by and between BOF AZ PHOENIX GATEWAY CENTER LLC, a Delaware limited liability company (“Landlord”), and MESA AIR GROUP, INC., a Nevada corporation (“Tenant”).

R E C I T A L S:

A.Landlord (as successor-in-interest to DMB Property Ventures Limited Partnership) and Tenant are parties to that certain Lease dated October 16, 1998 (the “Original Lease”), which lease has been previously amended by instruments dated (i) March 9, 1999, (ii) November 8, 1999, (iii) November 7, 2000, (iv) May 15, 2001, (v) October 11, 2002, (vi) April 1, 2003, (vii) April 15, 2005, (viii) October 12, 2005, (ix) November 4, 2010, (x) February 6, 2014, (xi) July 31, 2014 (the “Eleventh Amendment”), (xii) November 20, 2014 (the “Twelfth Amendment”), and (xiii) May 22, 2019 (collectively with all of the above described agreements, the “Lease”), pursuant to which Landlord leases to Tenant approximately 33,770 rentable square feet (RSF) of space (the “Premises”) in the building commonly known as Gateway Three and located at 410 North 44th Street, Phoenix, Arizona 85008 (the “Building”).

B.The Lease Term is scheduled to expire on November 30, 2025 (the “Expiration Date”).

C.Landlord and Tenant have agreed to amend the Lease to, among other things, extend the Lease Term.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Extension of Lease Term.  The Lease Term is hereby extended through November 30, 2032.  Therefore, as of the date of this Fourteenth Amendment, the “Expiration Date” under the Lease shall mean November 30, 2032.  The period commencing on December 1, 2025 and continuing through November 30, 2032 is hereinafter referred to as the “Extended Term.”  The extension of the Lease Term herein shall not constitute Tenant’s exercise of its Extension Option under Section X of the Eleventh Amendment, which Extension Option hereby remains in full force and effect.

2.Rent.

(a)Tenant shall continue to pay Rent for the Premises through November 30, 2025 in the same manner as set forth in the Lease prior to this Fourteenth Amendment.  Effective as of December 1, 2025 and continuing through the Expiration Date (as herein amended), Tenant shall pay Rent for the Premises in accordance with the following schedule:

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Period	Annual Rent Per RSF*	Monthly Rent⁺*
December 1, 2025 – November 30, 2026	[***]	[***]
December 1, 2026 – November 30, 2027	[***]	[***]
December 1, 2027 – November 30, 2028	[***]	[***]
December 1, 2028 – November 30, 2029	[***]	[***]
December 1, 2029 – November 30, 2030	[***]	[***]
December 1, 2030 – November 30, 2031	[***]	[***]
December 1, 2031 – November 30, 2032	[***]	[***]

⁺Note: Tenant shall pay, in addition to Rent, all applicable sales, rent and use tax.

*Note: Provided that no monetary Event of Default under the Lease beyond any applicable notice and cure period then exists, the Rent due during December 2022, January 2023 and every subsequent December of the Term through December 2030 (the collective sum of [***], hereinafter referred to as the “Abated Rent”) shall be fully abated.  Notwithstanding the foregoing, if, at any time during the Extended Term, Tenant causes a monetary Event of Default under the Lease beyond any applicable notice and cure period, the unamortized portion of the Abated Rent shall immediately become due and payable to Landlord as Additional Rent under the Lease.  If Tenant fails to timely pay to Landlord such Abated Rent, Landlord shall be entitled to all rights and remedies available to Landlord under the Lease and at law and in equity.  Tenant’s payment of such Abated Rent pursuant to this paragraph shall not, in any way, limit the rights and remedies available to Landlord under the Lease and at law and in equity as to any monetary Event of Default.

3.Additional Rent.

(a)Effective as of January 1, 2022, the Expense Stop, as defined in the Summary of Selected Matters section of the Lease and in Article 7 of the Lease, shall mean the actual operating costs incurred in the calendar year 2023.

(b)Except as expressly set forth in Section 3(a) above, Tenant shall continue to pay, through the Expiration Date (as herein amended), additional rent (including but not limited to Tenant’s pro rata share of the amount by which the Building’s operating cost exceeds the Expense Stop) in the same manner as set forth in the Lease.

4.Security Deposit.  No additional security deposit shall be required in connection with this Fourteenth Amendment.

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5.Signage.  Subject to government regulation, code, ordinance and approval, and any existing rights held by other tenants of the Building, Tenant shall have the ongoing right (the “First Right to Top”) to install on the roof of the Building one (1) rooftop sign, subject to the following terms, conditions and limitations:

(a)At such time as Tenant desires to exercise its First Right to Top, Tenant shall so notify Landlord, in writing, and Tenant shall cooperate with Landlord’s in-house or third party design team to create renderings and elevation drawings of the desired signage.  Landlord hereby acknowledges and agrees that, as of the date of this Fourteenth Amendment, Tenant desires for its rooftop sign to be substantially similar in size, design and illuminations to the Health Choice and Arcadis signs currently located on the Building. Upon Landlord and Tenant agreeing to the final drawings, Landlord shall apply for a variance from the City of Phoenix for such Building signage.  All costs incurred by Landlord in its attempt to obtain such variance, including but not limited to design fees, attorneys’ fees and permit fees, shall be reimbursed by Tenant no later than thirty (30) days following receipt of invoice from Landlord.

(b)In the event the City of Phoenix does not grant a variance, Landlord and Tenant shall make a good faith effort to mutually agree on a revised design of the rooftop sign that complies with the existing Phoenix Zoning Ordinance.  In the event the City of Phoenix grants the variance, Landlord shall manage the purchase and installation of the rooftop sign, at Tenant’s cost and expense.  Prior to commencing installation, Landlord shall deliver to Tenant an estimate of the total cost of purchase and installation of the rooftop sign.  Landlord shall not purchase the rooftop sign or commence its installation until Tenant has paid to Landlord the full estimated cost.  Tenant shall be responsible for all sign and installation costs in excess of the estimate.

(c)If, following the installation of the rooftop sign, signage space where Health Choice’s or Arcadis’ signs are currently located becomes available, then Landlord shall notify Tenant in writing at least thirty (30) business days prior to the date on which such space (or spaces) shall become available; provided, however, if Health Choice or Arcadis does not provide Landlord with at least thirty (30) business days’ prior written notice of its desire to remove its sign, Landlord shall not be required to deliver thirty (30) business days’ prior written notice to Tenant and shall instead only be required to notify Tenant in writing as soon as is practicable under the circumstances.  Upon Tenant’s receipt of such notice, Tenant shall notify Landlord within thirty (30) business days thereafter if it desires to immediately relocate its rooftop sign to the Health Choice or Arcadis location.  If Tenant timely delivers such notice, Landlord shall promptly manage such relocation and Tenant shall be responsible for paying for all of Landlord’s costs and expenses related thereto.  If Tenant fails to timely deliver such notice, or if Tenant declines, in writing, to relocate its rooftop sign, Landlord shall be permitted to offer such available signage space to any third parties and to enter into agreements for the leasing or licensing of such space, at any time.  Tenant shall be liable for the cost to repair any damage related to the relocation of its rooftop sign(s).

(d)For the sake of clarity, (i) at no point during the Lease Term (as herein extended) shall Tenant pay signage rent for any rooftop sign, (ii) except as otherwise expressly set forth in this Section 5, all costs incurred by Landlord during the performance of its obligations under this Section 5 shall be reimbursed by Tenant no later than thirty (30) days following receipt

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of invoice from Landlord, and (iii) any failure by Tenant to timely reimburse Landlord as required herein shall constitute a monetary Event of Default under the Lease beyond any applicable notice and cure periods.

(e)Upon the Expiration Date or the date on which the Lease is earlier terminated in accordance with the provisions thereunder or under a separate written agreement entered into by the parties, or in the event Tenant fails to satisfy any of the conditions set forth under Section 5(g) below, all signage installed on the roof of the Building pursuant to this Section 5 shall be removed by Landlord at Landlord’s cost and Tenant shall reimburse Landlord for all such costs incurred by Landlord (including, without limitation, the cost to repair any damage related to the removal of such signage) within thirty (30) days following receipt of invoice.

(f)Without limiting the foregoing, Tenant acknowledges that the Building roof may be encumbered by rights or options in favor of telecommunications licensees of the Building, and that Tenant’s rights under this Section 5 shall be subordinate and subject to such other rights and options.  Tenant also acknowledges that, in accordance with Article 19 of the Lease, Tenant’s rights under this Section 5 are subordinate and subject to the rights of any mortgagees of the Building and Landlord (and its successors and assigns).  Tenant shall have no claims against Landlord or its mortgagee(s) if the beneficiaries of such other rights or options elect to exercise their rights.

(g)The rights granted in this Section 5 shall be subject to the satisfaction of the following conditions and in the event any of the following occur Tenant’s rights under this Section 5 shall terminate: (i) no portion of the Premises shall have been sublet by Tenant and the Lease shall not have been assigned to any third party, it being agreed to by Landlord and Tenant that Tenant’s rights hereunder are personal to the named tenant under the Lease; (ii) an Event of Default under the Lease beyond any applicable notice and cure period shall not then be occurring; and (iii) at no point during the remainder of the Lease Term shall Tenant lease fewer than 21,172 RSF in the Building.

6.Tenant Improvements.

(a)The parties hereby acknowledge that, as of the date of this Fourteenth Amendment, Tenant has a remaining tenant improvement balance in the amount of [***] (the “Current Improvement Allowance Balance”), which amount is the sum of [***] remaining under Section VI.C. of the Eleventh Amendment (the “Eleventh Amendment Allowance Balance”) plus [***] remaining under Section V.C. of the Twelfth Amendment (the “Twelfth Amendment Allowance Balance”).  Pursuant to the Eleventh Amendment, the deadline by which Tenant must use the Eleventh Amendment Allowance Balance in the manner set forth therein before such amount automatically reverts to Landlord and is no longer available to Tenant is December 31, 2022.  Pursuant to the Twelfth Amendment, the deadline by which Tenant must use the Twelfth Amendment Allowance Balance in the manner set forth therein before such amount automatically reverts to Landlord and is no longer available to Tenant is November 30, 2024.  The Lease is hereby further amended such that, (i) the deadline by which Tenant must use the Eleventh Amendment Allowance Balance in the manner set forth in the Eleventh Amendment is modified to be December 31, 2023, and (ii) the deadline by which Tenant must use the Twelfth Amendment

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Allowance Balance in the manner set forth in the Twelfth Amendment is modified to be December 31, 2023.

(b)Upon the full execution and delivery of this Fourteenth Amendment, Landlord shall, at its sole cost and expense, upgrade the common area elevator lobby corridor and restrooms on the seventh (7th) floor of the Building to be substantially similar in fit and finish to the refresh on the eleventh (11th) floor of the Building (“Landlord’s Work”).  Landlord’s Work shall be completed by July 7, 2022; provided, however, such deadline shall be extended on a day-for-day basis as a result of any force majeure event, including without limitation any of the events described in Section 20(a) of the Lease, any government shutdowns, variance delays, permitting delays, labor shortages or materials shortages. Landlord shall consider Tenant’s input regarding the design of Landlord’s Work; provided, however, all of Tenant’s design selections shall be subject to Landlord’s approval, which approval shall be in Landlord’s reasonable discretion.

(c)Notwithstanding anything to the contrary contained herein, and provided there is then no Event of Default under the Lease beyond any applicable notice and cure periods, Landlord shall provide Tenant with a refurbishment allowance in an amount not to exceed [***] (the “Refurbishment Allowance”), which Refurbishment Allowance shall be in the form of a reimbursement to Tenant for any costs incurred by Tenant in refurbishing the Premises during the period commencing on the date of this Fourteenth Amendment and expiring on December 31, 2023 (the “Refurbishment Allowance Deadline”).  In order to receive payment of the Refurbishment Allowance, Tenant must submit to Landlord a written request for payment, a final payment affidavit from Tenant’s general contractor (which general contractor must be approved in writing by Landlord, at Landlord’s reasonable discretion) and final and unconditional releases of lien from Tenant’s general contractor, all subcontractors, material suppliers and others entitled to lien Landlord’s property under Georgia law, all in forms acceptable to Landlord.  Upon Tenant’s written request to Landlord, Tenant may apply up to [***] of the Refurbishment Allowance as a credit toward Rent due under the Lease during the period from December 1, 2021 through November 30, 2023.  Notwithstanding the foregoing, Tenant hereby agrees that (i) Landlord shall have no obligation to pay (or apply toward Rent) any remaining portion of the Refurbishment Allowance that corresponds to written requests for payment (or application) delivered after the Refurbishment Allowance Deadline, and (ii) any unused and unapplied portion of the Refurbishment Allowance shall automatically and forever be retained by Landlord.  Any refurbishment referenced herein shall be deemed to be an alteration under the Lease and shall be subject to all of the terms therein related to alterations (including, without limitation, Article 10), except as expressly provided herein.

(d)Except as expressly provided herein, Tenant hereby accepts the Premises in its current “as-is” condition and Landlord shall have no obligation to make any improvements to the Premises.  Except as expressly provided herein, there are no rental abatements, improvement allowances, moving allowances or other payments, credits or allowances of any kind whatsoever being made or provided by Landlord with respect to this Fourteenth Amendment.

7.Termination Option.  Tenant shall have the one-time right to terminate the Lease (the “Termination Option”), effective as of 11:59 p.m. Mountain Standard Time on November 30,

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2030 (the “Termination Date”), but solely upon and subject to all of the following terms and conditions:

(i)Tenant must deliver to Landlord written notice of Tenant’s election to exercise its Termination Option in accordance with this Section 7 (the “Termination Notice”) by no later than November 30, 2029 (the “Termination Notice Deadline”);

(ii)Tenant shall pay to Landlord a sum of [***] in cash (the “Termination Fee”), in accordance with the following schedule: (y) [***] shall be due simultaneously with the delivery of the Termination Notice, and (z) the remaining [***] shall be due by no later than November 23, 2029.  Any failure by Tenant to timely pay any portion of the Termination Fee when due shall constitute an automatic Event of Default under the Lease beyond any applicable notice and cure period and further shall, at Landlord’s option exercisable by written notice to Tenant delivered no later than five (5) days following such failure, terminate the Termination Option and render Tenant’s exercise thereof void and of no further force or effect, in which event the expiration date of the Lease shall revert to the Expiration Date (as herein amended).

(iii)The Termination Notice shall be irrevocable, and any portion of the Termination Fee delivered to Landlord shall be deemed to be earned by Landlord and nonrefundable to Tenant.

(iv)If Tenant terminates pursuant to the foregoing terms and conditions, then in addition to the Termination Fee, Tenant shall remain obligated to pay all Rent and all other sums due under the Lease and comply with all other terms and conditions of the Lease, through the Termination Date, and any obligations of Tenant which survive termination of the Lease shall survive any such termination as if the Termination Date were the scheduled Expiration Date under the Lease.

(v)If Tenant terminates pursuant to the foregoing terms and conditions, then on or before the Termination Date, Tenant shall vacate the Premises and surrender possession thereof in accordance with the terms of the Lease, excepting normal wear and tear and casualty, to Landlord and shall pay to Landlord all unpaid Rent due to Landlord for all time periods up to and including the Termination Date.

(vi)An Event of Default, beyond any applicable notice and cure period, must not be outstanding as of the date of Tenant’s delivery of the Termination Notice or as of the Termination Date.  In the event that an Event of Default is then occurring under the Lease (beyond any applicable cure periods) Tenant’s right to terminate the Lease as set forth herein shall, at Landlord’s option, be terminated and extinguished without limitation on any remedies available to Landlord as to any defaults.

(vii)The termination right set forth in this Section 7 is personal to the named Tenant on the Lease (or its successors or assigns).  If, whether before or after the delivery of the Termination Notice, Tenant assigns all or any part of the Lease or sublets any part of the Premises

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in violation of the terms of the Lease, Tenant’s right to terminate the Lease as set forth herein shall automatically terminate and be null and void.  If such assignment or sublease in violation of the terms of the Lease occurs after the delivery of the Termination Notice, the Termination Fee shall be retained by Landlord and deemed earned by Landlord.  Additionally, as of the date of the Termination Notice and the Termination Date, Tenant shall not have entered into any amendment to the Lease after the date of this Fourteenth Amendment extending the Lease Term or expanding or contracting the Premises.

(viii)The obligations of Tenant under this Section 7 shall survive any expiration or termination of the Lease.

(ix)Landlord and Tenant acknowledge and agree that except as set forth herein, Tenant shall have no further rights under the Lease to terminate the Lease prior to the Expiration Date (as herein amended).

8.Parking.  Effective as of the date of this Fourteenth Amendment, the rate at which Tenant shall pay for parking in the covered unreserved garage pursuant to the Lease shall be [***] per month, per parking space, for up to one hundred fifty (150) parking spaces.  Any additional parking as may be requested by Tenant on a month-to-month basis shall be at then-current market rates.

9.Landlord’s Address for Notices.  Article 18 of the Lease is hereby amended to reflect that all notices, request, authorizations, approvals, consents and other such communications to be delivered to Landlord shall be addressed as follows:

BOF AZ Phoenix Gateway LLC

c/o Bridge Investment Group

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Attn: Asset Management

with a copy to:

Bridge Investment Group

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Attn: Travis D. Hughes, Counsel

10.Broker.  Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with this Fourteenth Amendment except Jones Lang LaSalle (“Landlord’s Broker”) and Cushman & Wakefield U.S., Inc. (“Tenant’s Broker”).  Tenant hereby indemnifies and holds Landlord harmless from and against all losses, costs, damages or expenses (including, but not limited to, court costs, investigation costs and reasonable attorneys’ fees) as a result of any agreement or dealings, or alleged agreement or dealings, between Tenant and any broker or agent other than Landlord’s Broker and Tenant’s Broker.

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11.Time of the Essence.  Time is of the essence with respect to all time periods set forth in this Fourteenth Amendment.

12.Confidentiality.  Landlord and Tenant agree to keep the terms of this Fourteenth Amendment confidential.  Notwithstanding the foregoing, each party shall have the right to disclose the terms of this Fourteenth Amendment (a) to any existing or prospective purchaser or lender, (b) if such disclosure is required by court order or subpoena, (c) to such party’s accountants, attorneys, consultants, and such agents of such party that have a need to know of the terms of this Fourteenth Amendment, (d) in connection with any judicial or administrative proceeding and (e) in connection with any litigation concerning the rights and obligations of the parties to the Lease.

13.Counterparts.  This Fourteenth Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same agreement.  Both counterparts shall be construed together and shall constitute a single agreement.  The parties hereto consent and agree that this Fourteenth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature.  The parties further consent and agree that (i) to the extent a party signs this Fourteenth Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Fourteenth Amendment electronically, and (ii) the electronic signatures appearing on this Fourteenth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

14.Miscellaneous.  The parties hereby acknowledge and agree that the recitals set forth above are true and accurate as of the date hereof.  Whenever terms are used in this Fourteenth Amendment, but are not defined, such terms shall have the same meaning as set forth in the Lease.  Except as modified by this Fourteenth Amendment, Landlord and Tenant do hereby ratify and reaffirm each and every provision, term, covenant, agreement and condition of the Lease.  The Lease, as modified by this Fourteenth Amendment, sets forth the entire agreement between Landlord and Tenant and cancels all prior negotiations, arrangements, agreements and understandings, if any, between Landlord and Tenant regarding the subject matter of this Fourteenth Amendment.  In the event of any conflict between the terms of the Lease and the terms of this Fourteenth Amendment, the terms of this Fourteenth Amendment shall control.  Tenant represents and warrants that the person executing this Fourteenth Amendment is authorized to execute and deliver this Fourteenth Amendment and that all necessary approvals and consents have been obtained to bind Tenant under this Fourteenth Amendment and the Lease in accordance with their terms.  Landlord represents and warrants that the person executing this Fourteenth Amendment is authorized to execute and deliver this Fourteenth Amendment and that all necessary approvals and consents have been obtained to bind Landlord under this Fourteenth Amendment and the Lease in accordance with their terms.

[Remainder of Page Intentionally Blank – Signatures Begin on the Next Page]

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IN WITNESS WHEREOF, the duly authorized officials of Landlord and Tenant have executed this Fourteenth Amendment as of the date first set forth above.

LANDLORD:

BOF AZ PHOENIX GATEWAY CENTER LLC,
a Delaware limited liability company

By: Bridge Office Holdings LLC,
a Delaware limited liability company
Its: Sole and Managing Member

By:
Name: John R. Ward
Its: Manager

[Signatures Continue on the Next Page]

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[Signatures Continued from the Previous Page]

TENANT:

MESA AIR GROUP, INC.,
a Nevada corporation

By:
Name: Jonathan Ornstein
Its: CEO

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